UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 15, 2006

Uphonia, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28008	13-3750708
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2250 Butler Pike, Suite 150, Plymouth Meeting, Pennsylvania	19462
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (610) 397-0689

SmartServ Online, Inc.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(a)	Not applicable

(b)	By mutual agreement the employment of Timothy G. Wenhold, Chief Operating Officer, was terminated on April 15, 2006

By mutual agreement the employment of Len von Vital, Chief Financial Officer, was terminated on April 28, 2006. For the next 90 days, Mr. von Vital has agreed to continue to provide on an as needed basis chief financial officer services to the Company.

John E. Goode, a Director, resigned from the Board of Directors of the Company on April 30, 2006.

Paul J. Keeler, a Director and Chairman of the Board, resigned from the Board of Directors of the Company on May 2, 2006.

(c)	Not applicable

(d)	Not applicable

ITEM 8.01. OTHER EVENTS

The Company is pursuing strategic alternatives including obtaining additional investment or sale. There are a significant risk and likelihood that no such additional investment can be obtained and no such sale can be consummated, as well as that the terms of such investment or sale will be very unfavorable to the Company and its shareholders.

As previously reported in the Company's Current Report on Form 8-K filed on March 28, 2006, the Company has no ongoing revenues. The Company has limited funds available to continue in business. The Company has currently two employees (one of whom is the chief executive officer); the employment of all other employees has been terminated.

In the near term, should the Company be unable to obtain additional investment or consummate a sale, the Company will be forced to shut down.

ITEM 9.01. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits - None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPHONIA, INC.

Dated: May 4, 2006           By:    /s/ Robert M. Pons
Robert M. Pons,
Chief Executive Officer